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Exhibit 5.1

                                                           March 18, 1998


FiberChem, Inc.
1181 Grier Drive, Suite B
Las Vegas, Nevada 89119

Ladies and Gentlemen:

             You have requested our opinion with respect to the offer and sale by the FiberChem Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended (the "Act"), of up to 8,776,587 units (the "Units") each consisting of one share of common stock, par value $.0001 per share (the "Common Stock"), of the Company, and one Redeemable Class E Common Stock Purchase Warrants (the "Class E Warrants").

             We have examined original, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

             Based on the foregoing, it is our opinion that the 8,776,587 Units included in the Registration Statement have been duly authorized and issued and are fully paid and nonassessable; that the 8,776,587 shares of Common Stock and 8,776,587 shares of Common Stock underlying the Class E Warrants referred to in the Registration have been duly authorized and when paid for and issued as contemplated by such Warrants will be duly and validly issued and fully paid and nonassessable and that the Class E Warrants have been duly authorized and issued.

              We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                       Very truly yours,


                                       /s/ SNOW BECKER KRAUSS P.C.
                                       ---------------------------
                                       SNOW BECKER KRAUSS P.C.